As filed with the Securities and Exchange Commission on May 17, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REX ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8814402 (I.R.S. Employer Identification No.)

366 Walker Drive

State College, PA 16801

(Address, including Zip Code, of principal executive offices)

Rex Energy Corporation

Amended and Restated 2007 Long-Term Incentive Plan

(Full title of the Plan)

Jennifer L. McDonough

Vice President, General Counsel and Secretary

366 Walker Drive

State College, PA 16801

(814) 278-7267

(Name, address and telephone number of agent for service)

Copy to:

Wesley P. Williams

Jessica W. Hammons

Thompson & Knight LLP

1722 Routh Street, Suite 1500

Dallas, Texas 75201

(214) 969-1700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)(3)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.001 par value per share	2,900,000 shares	$16.62	$48,198,000	$6,575

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of common stock registered hereby pursuant to the Rex Energy Corporation 2007 Long-Term Incentive Plan (as amended, the “Plan”), is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or any other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act and based upon the average of the high and low prices of the common stock, $0.001 par value per share, of Rex Energy Corporation (the “Registrant”) as reported on the NASDAQ Global Select Market on May 16, 2013.
(3)	This registration statement on Form S-8 registers an additional 2,900,000 shares of the Registrant’s common stock available for issuance under the Plan. The Registrant previously registered 3,079,470 shares issuable under the Plan under a Registration Statement on Form S-8 (File No. 333-146648).

EXPLANATORY NOTE

Rex Energy Corporation (the “Registrant”) is filing this registration statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of 2,900,000 additional shares of common stock, $0.001 par value per share, that may be issued under the Rex Energy Corporation 2007 Long-Term Incentive Plan, as amended and restated (the “Plan”) as a result of the adoption of an amendment and restatement of the Plan that, (i) increases the total number of shares of the Registrant’s common stock available for issuance under the Plan by 2,900,000 shares, (ii) removes the limit on full value share awards that may be made under the Plan, (iii) amends the annual grant limits for the Registrant’s key employees, and (iv) implements limits on annual awards to non-employee members of the Registrant’s Board of Directors. The stockholders of the Registrant approved the amendment and restatement of the Plan for these purposes at the annual meeting of stockholders held on May 8, 2013. Except as otherwise set forth below, the contents of the registration statement on Form S-8 (File No. 333-146648) relating to the Plan, which was filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2007, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to the Plan’s participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is registering 2,900,000 additional shares of common stock under the Plan covered hereby for which a registration statement on Form S-8 (File No. 33-146648) is currently effective. Therefore, pursuant to General Instruction E of Form S-8, the Registrant elects to incorporate by reference the contents of such registration statement which constitute information required in this Registration Statement.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the SEC, each of the following exhibits is filed herewith:

4.1	Rex Energy Corporation 2007 Long-Term Incentive Plan as Amended and Restated Effective May 8, 2013 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 13, 2013).

5.1	Opinion of Thompson & Knight LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Malin, Bergquist & Company, LLP.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Thompson & Knight LLP (included in their opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania on May 17, 2013.

REX ENERGY CORPORATION

By:	/s/ Thomas C. Stabley
Thomas C. Stabley Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C. Stabley, Michael L. Hodges and Jennifer L. McDonough or any of them, severally, as his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lance T. Shaner	Chairman of the Board	May 17, 2013
Lance T. Shaner

/s/ Thomas C. Stabley	Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2013
Thomas C. Stabley

/s/ Michael L. Hodges	Chief Financial Officer (Principal Financial Officer)	May 17, 2013
Michael L. Hodges

/s/ Curtis J. Walker	Chief Accounting Officer (Principal Accounting Officer)	May 17, 2013
Curtis J. Walker

/s/ John W. Higbee	Director	May 17, 2013
John W. Higbee

/s/ John A. Lombardi	Director	May 17, 2013
John A. Lombardi

/s/ Eric L. Mattson	Director	May 17, 2013
Eric L. Mattson

/s/ John J. Zak	Director	May 17, 2013
John J. Zak

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1	Rex Energy Corporation 2007 Long-Term Incentive Plan as Amended and Restated Effective May 8, 2013 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 13, 2013).

5.1*	Opinion of Thompson & Knight LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Malin, Bergquist & Company, LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

23.4*	Consent of Thompson & Knight LLP (included in their opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this Registration Statement).

*	Filed herewith.